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                                                                      Exhibit 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A (File No. 33-25378) of the Alpine Equity Trust of our reports dated November 11, 1997 and December 19, 1997 on our audits of the financial statements and financial highlights of Alpine U.S. Real Estate Equity Fund and the Alpine International Real Estate Equity Fund, respectively, which reports are included in the Annual Reports to Shareholders for the years ended September 30, 1997 and October 31, 1997, respectively. We also consent to the reference to our Firm under the caption "Independent Auditors" in the Prospectuses and Statement of Additional Information relating to the Alpine Equity Trust in this Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A (File No. 33-25378) of the Alpine Equity Trust.


                                        PricewaterhouseCoopers LLP


Columbus, Ohio
October 23, 1998